Exhibit 10.22


                          ILLINOIS CENTRAL CORPORATION
                            DIRECTORS RETIREMENT PLAN


         The Illinois Central Corporation Directors Retirement Plan is adopted effective as of January 1, 1994, for the Directors of Illinois Central Corporation. The purpose of the Plan is to attract and retain superior talent for the Board of Directors of Illinois Central Corporation. The Company intends the Plan to be an unfunded plan maintained solely for the purpose of providing deferred compensation to members of the Board of Directors who are not employees of the Company, and not subject to the Employee Retirement Income Security Act of 1974.

         Accordingly, Illinois Central Corporation hereby adopts the Plan pursuant to the terms and provisions set forth below:


                                    ARTICLE I
                                   DEFINITIONS

         Wherever used herein the following terms shall have the meanings hereinafter set forth:

         1.1.     "Board" means the Board of Directors of the Company.

         1.2. "Code" means the Internal Revenue Code of 1986, as amended from time to time, and any regulations relating thereto.

         1.3. "Committee" means the Compensation Committee of the Board, which is responsible for the administration of the Plan.

         1.4. "Company" means Illinois Central Corporation, a Delaware corporation, or, to the extent provided in Section 5.7 below, any successor corporation or other entity resulting from a merger or consolidation into or with the Company or a transfer or sale of substantially all of the assets of the Company.

         1.5. "Director" means each member of the Board who is not an employee of the Company or any subsidiary of the Company.

         1.6. "Final Annual Retainer" means the amount of annual retainer fees paid to the Participant by the Company for services as a Director in the last full year of the Director's service with the Board.

         1.7. "Participant" means each Director of the Company who is eligible for participation pursuant to Section 1.5, and each former Director who has accrued a Retirement Benefit under the Plan.



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         1.8. "Plan" means the Illinois Central Corporation Directors Retirement
Plan, as set forth herein and as hereinafter amended from time to time.

         1.9. "Retirement Benefit" means the benefit accrued by a Participant pursuant to Section 2.1, and payable after the Participant's Retirement Date. Each Participant shall be fully vested at all times in his Retirement Benefit accrued under this Plan.

         1.10. "Retirement Date" means the later of: (i) a Participant's actual date of retirement from service with the Board; or (ii) the date the Participant attains age 55 years.

         1.11. "Years of Credited Service" means the number of 12-month periods of the Participant's service with the Board beginning with the date of the Participant's service with the Board, and including service with the Board prior to January 1, 1994.

         1.12. Words in the masculine gender shall include the feminine and the singular shall include the plural, and vice versa, unless qualified by the context. Any headings used herein are included for ease of reference only and are not to be construed so as to alter the terms hereof.


                                   ARTICLE II
                               RETIREMENT BENEFIT

         2.1. Form and Amount of Retirement Benefit. Each Participant shall be entitled to a Retirement Benefit payable in equal annual payments, determined as follows:

                           (a) The annual amount of the Participant's Retirement Benefit shall be equal to the Participant's Final Annual Retainer; and

                           (b) The number of annual payments payable to a Participant shall be equal to the lesser of: (i) ten (10); or (ii) the Participant's number of years of Credited Service.

Notwithstanding the foregoing, no Retirement Benefit payment shall be made for any year following the year of the Participant's death. No survivor benefits of any kind will be paid under this Plan.

         2.2. Commencement of Retirement Benefit. Payment of a Participant's Retirement Benefit shall begin with the annual meeting following the year for which the last annual retainer fee was paid to the Participant for service as an active director with the Board, and shall be made at the same time as the annual retainer fee is paid by the Company to active Directors for service with the Board.


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                                   ARTICLE III
                           ADMINISTRATION OF THE PLAN

         3.1.   Administration   by  the  Committee.   The  Committee  shall  be
responsible for the general operation and administration of the Plan and for carrying out the provisions thereof.

         3.2. Powers and Duties of Committee. The Committee shall administer the Plan in accordance with its terms and shall have all powers necessary to carry out the provisions of the Plan. The Committee shall interpret the Plan and shall determine all questions arising in the administration, interpretation, and application of the Plan, including but not limited to, questions of eligibility and the status and rights of Participants, Beneficiaries and other persons. Any such determination by the Committee shall presumptively be conclusive and binding on all persons. The regularly kept records of the Company shall be conclusive and binding upon all persons with respect to a Participant's date and length of service, Years of Credited Service, time and amount of compensation and the manner of payment thereof, type and length of any absence from work and all other matters contained therein relating to Participants. All rules and determinations of the Committee shall be uniformly and consistently applied to all persons in similar circumstances.


                                   ARTICLE IV
                            AMENDMENT OR TERMINATION

         4.1. Amendment or Termination. The Company intends the Plan to be permanent but reserves the right to amend or terminate the Plan. Any such amendment or termination shall be made pursuant to a resolution of the Board and shall be effective as of the date of such resolution.

         4.2 Effect of Amendment or Termination. No amendment or termination of the Plan shall directly or indirectly deprive any Participant of all or any portion of any Retirement Benefit accrued or payable under this Plan as of the date of such amendment or termination, or which would be payable if the Participant terminated service for any reason on such date. Upon termination of the Plan, distribution of Retirement Benefits shall be made to Participants in the manner and at the time described in Section 2 of the Plan. No additional Retirement Benefits shall be earned or accrue after termination of the Plan.


                                    ARTICLE V
                               GENERAL PROVISIONS

         5.1. Participants' Rights Unsecured. The Plan at all times shall be entirely unfunded and no provision shall at any time be made with respect to segregating any assets of the Company for payment of any benefits hereunder. The right of a Participant to receive a benefit hereunder shall be an unsecured claim against the general assets of the Company, and the Participant shall not have any rights in or against any specific assets of the Company.



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         5.2. No  Guaranty  of  Benefits.  Nothing  contained  in the Plan shall constitute a guaranty by the Company or any other person or entity that the assets of the Company will be sufficient to pay any benefit hereunder. No Participant shall have any right to receive a benefit or a distribution of contributions under the Plan except in accordance with the terms of the Plan.

         5.3. No Enlargement of Directors Rights. Establishment of the Plan shall not be construed to give any Participant the right to be retained in the service of the Board.

         5.4. Spendthrift Provision. No interest of any person or entity in, or right to receive a distribution under, the Plan shall be subject in any manner to sale, transfer, assignment, pledge, attachment, garnishment, or other alienation or encumbrance of any kind; nor may such interest or right to receive a distribution be taken, either voluntarily or involuntarily for the satisfaction of the debts of, or other obligations or claims against, such person or entity, including claims for alimony, support, separate maintenance and claims in bankruptcy proceedings.

         5.5. Applicable Law. The Plan shall be construed and administered under the laws of the State of Illinois except to the extent preempted by federal law.

         5.6. Incapacity of Recipient. Subject to applicable state law, if any person entitled to a payment under the Plan is deemed by the Company to be incapable of personally receiving and giving a valid receipt for such payment, then, unless and until claim therefor shall have been made by a duly appointed guardian or other legal representative of such person, the Company may provide for such payment or any part thereof to be made to any other person or institution then contributing toward or providing for the care and maintenance of such person. Any such payment shall be a payment for the account of such person and a complete discharge of any liability of the Company and the Plan therefor.

         5.7. Corporate Successors. The provisions of this Plan shall be binding on the Company and its successors and assigns. The Plan shall not be automatically terminated by a transfer or sale of assets of the Company, or by the merger or consolidation of the Company into or with any other corporation or other entity, but the Plan shall be continued after such sale, merger or consolidation only if and to the extent that the transferee, purchaser or successor entity agrees to continue the Plan. In the event that the Plan is not continued by the transferee, purchaser or successor entity, the Plan shall terminate subject to the provisions of Section 4.2.

         5.8. Unclaimed Benefit. Each Participant shall keep the Company informed of his or her current address. The Company shall not be obligated to search for the whereabouts of any person. If the location of a Participant is not made known to the Company within three years after the date on which payment of the Participant's benefits under the Plan, may first be made, the Company shall have no further obligation to pay any benefit hereunder to such Participant or any other person, and such benefit shall be irrevocably forfeited.

         5.9. Limitations on Liability. Notwithstanding any of the preceding provisions of the Plan, none of the Company, any member of the Committee, nor any individual acting as an employee or agent of the Company or the Committee, shall be liable to any Participant, former Participant, or other person for any claim, loss, liability or expense incurred in connection with the Plan.

         5.10. Claims Procedure. In the event that a Participant's claim for benefits under the Plan is denied in whole or in part by the Committee, the Committee will notify the Participant of the denial. Such notification will be made in writing, within 90 days of the date the claim is received by the Committee. The notification will include: (i) the specific reasons for the denial; (ii) specific reference to the Plan provisions upon which the denial is based; (iii) a description of any additional information necessary for the claimant to perfect the claim and an explanation of why such material or information is necessary; and (iv) an explanation of the applicable review procedures.

         The Participant has 60 days from the date he receive notice of a claim denial to file a written request for review of the denial with the Committee. The Committee will review the claim denial and inform the Participant in writing of its decision within 60 days of the date the claim review request is received by the Committee. This decision will be final.








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